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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
JULY 8, 2002

CARBON ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

COLORADO	1-15639	84-1515097
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 BROADWAY, SUITE 1150, DENVER, COLORADO 80290
(Address and Zip Code of Principal Executive Offices)

303-863-1555
(Registrant's telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)
Previous Independent Accountants

        On July 8, 2002, Arthur Andersen LLP ("Andersen") was dismissed as independent accountants for Carbon Energy Corporation, a Colorado corporation (the "Company"), effective immediately. The decision to dismiss Andersen was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors on July 8, 2002.

        Andersen's reports on the Company's financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty or audit scope. In addition, such reports were not qualified or modified as to accounting principles except that the audit report of Andersen for the fiscal year ended December 31, 2001 contained an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001 as required by the Financial Accounting Standards Board. During the Company's two most recent fiscal years and the period from January 1, 2002 though the date of Andersen's termination, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. In addition, during the above-stated period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company has provided a copy of the foregoing statements to Andersen. Although the Company requested a letter from Andersen stating its agreement with such statements and although the Company has used reasonable efforts to obtain such letter, the Company has not been able to obtain the letter.

(b)
New Independent Accountants

        Effective July 8, 2002, the Company appointed KPMG LLP ("KPMG") as its new independent accountants for the fiscal year ending December 31, 2002. The decision to appoint KPMG was recommended by the Audit Committee of the Board of Directors and was approved by the Board of Directors on July 8, 2002.

        During the two most recent fiscal years and through the date of engaging KPMG, the Company did not consult with KPMG regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBON ENERGY CORPORATION
Date: July 25, 2002	By:	/s/ KEVIN D. STRUZESKI
	Name:	Kevin D. Struzeski
	Title:	Chief Financial Officer and Treasurer

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
SIGNATURE